Exhibit (a)(1)(iv)(a)
Form of Notice of Withdrawal of Tender
NOTICE OF WITHDRAWAL OF TENDER

 Regarding Class A Units and Class I Units
of

CPG CARLYLE FUND, LLC

Tendered Pursuant to the Offer to Purchase
 Dated March 23, 2016
THE OFFER AND WITHDRAWAL RIGHTS WILL
EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL
MUST BE RECEIVED BY UMB FUND SERVICES, INC.
EITHER BY MAIL OR BY FAX BY, THE END
OF THE DAY ON TUESDAY, APRIL 19, 2016,
AT 12:00 MIDNIGHT, NEW YORK TIME,
 UNLESS THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:
CPG Carlyle Fund, LLC
c/o UMB Fund Services, Inc.
235 W. Galena Street
 Milwaukee, Wisconsin 53212
Attn: Tender Offer Administrator
Fax:  (816) 860-3140
For additional information:
Phone: (212) 317-9200

To assure good delivery, please send this Notice of Withdrawal to UMB Fund Services, Inc. and not to your broker or dealer or financial advisor.

CPG CARLYLE FUND, LLC

You are responsible for confirming that this Notice is received by
UMB Fund Services, Inc.
To assure good delivery, please send this page to UMB Fund Services, Inc.
 and not to your broker or dealer or financial advisor.
If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:
Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.
FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:	____________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date
Print Name of Investor:	____________________________________________________________

Joint Tenant Signature:	___________________________________________________________
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date

Print Name of Joint Tenant:	___________________________________________________________

FOR OTHER INVESTORS:

Print Name of Investor:	___________________________________________________________

Signature:	___________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date
Print Name of Signatory and Title:	___________________________________________________________

Co-Signatory if necessary:	___________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Certification) / Date
Print Name of Co-Signatory and Title:	___________________________________________________________